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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Northstar Computer Forms, Inc. and Subsidiary (File Nos. 33-83846, 333-60357 and 333-69417) of our reports dated December 15, 1999 on our audits of the consolidated financial statements and the related financial statement schedule of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1999 and 1998, and for the years ended October 31, 1999, 1998 and 1997, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

     PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
January 27, 2000


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